Exhibit 10.7

EXECUTION VERSION

Dated 5 March 2013

CARFIN FINANCE INTERNATIONAL LIMITED

as Lender

FINCAR FLEET B.V.

as Borrower

DEUTSCHE TRUSTEE COMPANY LIMITED

as Issuer Security Trustee

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as FleetCo Security Agent

DEUTSCHE BANK AG, LONDON BRANCH

as Issuer Cash Manager

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Transaction Agent

FLEETCO GERMAN FACILITY AGREEMENT

Ref:L-207969

Linklaters LLP

Table of Contents

Clause		Page

1	Definitions and Interpretation	1

2	The FleetCo Advances	2

3	Availability of FleetCo Advances	3

4	Interest	5

5	Priority of Payments	6

6	Prepayment and Repayments	6

7	Tax Gross-up	8

8	Tax	8

9	Acceleration	9

10	Costs and Expenses	9

11	Borrower’s Indemnities	10

12	Currency of Account and Payment	11

13	Payments	11

14	Assignments and Miscellaneous	12

15	Calculations and Evidence of Debt	13

16	Role of Issuer Security Trustee and FleetCo Security Agent	13

17	FleetCo Security Agent	14

18	Incorporation of Common Terms	14

19	Governing Law and Jurisdiction	14

This Agreement is made on 5 March 2013 between:

(1)	CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland in its capacity as lender (the “Lender”);

(2)	FINCAR FLEET B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its official seat (statutaire zetel) in Amsterdam, The Netherlands and its office at Rapenburgerstraat 175B, 1011 VM Amsterdam, The Netherlands registered with the Dutch Trade Register of the Chamber of Commerce under number 55227732, as borrower (the “Borrower”);

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED, in its capacity as issuer security trustee for and on behalf of the Issuer Secured Creditors (the “Issuer Security Trustee”);

(4)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as FleetCo Security Agent for and on behalf of the FleetCo Secured Creditors (the “FleetCo Security Agent”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH, in its capacity as issuer cash manager (the “Issuer Cash Manager”); and

(6)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme organised and existing under the laws of France, whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade registry of Nanterre under number 304 187 701 RCS Nanterre (the “Transaction Agent”), each of the above a “Party” and together the “Parties” to this Agreement.

It is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

Unless otherwise defined in this Agreement or the context requires otherwise, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the “Master Definitions Agreement”) (as the same may be amended, varied or supplemented from time to time).

1.2	Construction

The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to “this Agreement” were to this Agreement.

1.3	Inconsistencies with other Transaction Documents

If there is any inconsistency between the definitions given in this Agreement and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Agreement will prevail.

1.4	Amendments

This Agreement cannot be amended without the consent of the Parties hereto.

1.5	FleetCo Deeds of Charge and Issuer Deed of Charge

Each Party acknowledges the arrangements which have been entered into pursuant to the terms of the Issuer Deed of Charge and the FleetCo Deeds of Charge and agrees that:

1.5.1	all actions to be taken, discretions to be exercised and other rights vested in the Issuer Secured Creditors under the terms of the Issuer Transaction Documents will only be exercisable as provided in or permitted by the Framework Agreement, the Issuer Deed of Charge and the Issuer Intercreditor Terms;

1.5.2	all actions to be taken, discretions to be exercised and other rights vested in the FleetCo Secured Creditors (including the Lender) under the terms of the FleetCo Transaction Documents will only be exercisable as provided in or permitted by the Framework Agreement and the relevant FleetCo Deed of Charge;

1.5.3	no Issuer Secured Creditor or FleetCo Secured Creditor will be obliged to monitor or enquire whether any of the other Issuer Secured Creditors or other FleetCo Secured Creditors is complying with or has complied with the terms of the Framework Agreement, the Issuer Deed of Charge, the Issuer Intercreditor Terms or any relevant FleetCo Deed of Charge (as applicable); and

1.5.4	any Issuer Transaction Documents or FleetCo Transaction Documents (as applicable) entered into by it will be subject to the terms of the Framework Agreement, the Issuer Deed of Charge, the Issuer Intercreditor Terms and the relevant FleetCo Deed of Charge.

1.6	Third Party Rights

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2	The FleetCo Advances

2.1	The FleetCo Advances

Subject to the terms of this Agreement, the Lender shall make available to the Borrower the FleetCo Advances in a maximum aggregate amount of the Country Asset Value of the Borrower in Germany, provided that the total aggregate amount of FleetCo Advances made available by the Lender shall not exceed EUR 500,000,000 at any one time.

2.2	Purpose and Application

2.2.1	The Borrower shall apply all amounts raised by it under the FleetCo Advances for the following purposes:

(i)	to refinance the indebtedness incurred under and in accordance with the terms of the Interim Fleet Financing Facility Agreement; and

(ii)	to finance the purchase of Vehicles from German Opco by the Borrower in Germany.

2.2.2	The Lender shall not be obliged to concern itself with any such application.

2.3	Ranking

Each FleetCo Advance borrowed by the Borrower shall rank pari passu with all other FleetCo Advances borrowed by the Borrower.

3	Availability of FleetCo Advances

3.1	Availability of FleetCo Advances

Subject to Clause 3.3 (Initial Conditions Precedent) or Clause 3.4 (Further Conditions Precedent) (as applicable) and the delivery of a FleetCo Advance Drawdown Notice in accordance with Clause 3.2 (FleetCo Advance Drawdown Notice) below, the Lender shall make a FleetCo Advance to the Borrower on each FleetCo Advance Drawdown Date (a) during the Revolving Period and (b) following the end of the Revolving Period but only to fund the purchase of Vehicles where the Borrower is contractually bound on the Rapid Amortisation Commencement Date or the Scheduled Amortisation Commencement Date (as the case may be) to make the payment.

3.2	FleetCo Advance Drawdown Notice

3.2.1	FleetCo Advance Drawdown Notice: The Borrower (or the Central Servicer on its behalf) shall sign and deliver (or procure delivery of) a FleetCo Advance Drawdown Notice in respect of each request for a FleetCo Advance to the Lender (copied to the Transaction Agent, the Issuer Security Trustee, the Central Servicer, the FleetCo Security Agent and the Issuer Cash Manager) by 1.00 p.m. (CET) on the Business Day which is at least four (4) Business Days prior to the proposed FleetCo Advance Drawdown Date.

3.2.2	Contents of a FleetCo Advance Drawdown Notice: Each notice shall be substantially in the form set out in part B (Form of FleetCo Advance Drawdown Notice) of schedule 14 (Forms of Drawdown Notices) to the Framework Agreement and shall specify (as relevant):

(i)	the relevant FleetCo Advance Drawdown Date;

(ii)	the proposed FleetCo Advance Repayment Dates provided that:

(a)	only one FleetCo Advance Repayment Date may be specified for each individual FleetCo Advance and the latest date that such proposed FleetCo Advance Repayment Date must fall on is 35 (thirty five) days falling after the drawdown of such FleetCo Advance;

(b)	there may be no more than five (5) FleetCo Advance Drawdown Dates during the period starting from (and including) any Settlement Date and ending on (but excluding) the next Settlement Date; and

(c)	there may be no more than five (5) FleetCo Advance Repayment Dates during the period starting from (and including) any Settlement Date and ending on (but excluding) the next Settlement Date,

and provided further that:

A.	for the purposes of paragraphs (b) and (c) above, a FleetCo Advance Drawdown Date shall not be deemed to occur if a FleetCo Advance made pursuant to this Agreement does not result in any corresponding Senior Advance;

B.	where more than one FleetCo Advance is drawn on the same date pursuant to the relevant FleetCo Facility Agreement, such FleetCo Advances shall be deemed to be drawn on a single FleetCo Advance Drawdown Date for the purposes of paragraph (b) above regardless of the number of relevant FleetCo Advances drawn on such date and regardless of their respective FleetCo Advance Repayment Date(s);

C.	where more than one FleetCo Advance is repaid on the same date pursuant to the relevant FleetCo Facility Agreement, such FleetCo Advances shall be deemed to be repaid on a single FleetCo Advance Repayment Date for the purposes of paragraph (c) above regardless of the number of relevant FleetCo Advances repaid on such date; and

D.	where one or more FleetCo Advance(s) are drawn on the same date as the FleetCo Advance Repayment Date of one or more existing FleetCo Advance(s) made under this Agreement or any other FleetCo Facility Agreement, no additional FleetCo Advance Drawdown Date or FleetCo Advance Repayment Date shall be deemed to occur for the purpose of paragraphs (b) and (c) above; and

(iii)	the amount of the FleetCo Advance to be made by the Lender, provided that such amount, when aggregated with all other FleetCo Advances to be made on the same FleetCo Advance Drawdown Date to all other FleetCos, shall be at least equal to the Minimum Drawing Amount.

3.2.3	No Drawing Confirmation: If a FleetCo Advance Drawdown Notice is delivered under the FleetCo Spanish Facility Agreement or the FleetCo Italian Facility Agreement but no FleetCo Advance is contemplated under this Agreement on the FleetCo Advance Drawdown Date referred to in the relevant FleetCo Advance Drawdown Notice, the Borrower (or the Central Servicer on its behalf) must deliver a written confirmation (which may be in the form of an electronic mail) to the Lender (copied to the Transaction Agent, the Issuer Security Trustee, the FleetCo Security Agent and the Issuer Cash Manager) that no FleetCo Advance is being requested under this Agreement on the relevant FleetCo Advance Drawdown Date by no later than 2.00 p.m. (CET) on the Reporting Date.

3.3	Initial Conditions Precedent

The Lender shall make a FleetCo Advance to the Borrower on the Initial Funding Date if:

3.3.1	on or before the first FleetCo Advance Drawdown Date, the Lender, the FleetCo Security Agent and the Transaction Agent have received from the Borrower all of the documents and other evidence listed in part 1 (Conditions Precedent to the Initial Senior Advance and Initial FleetCo Advance) of schedule 2 (Conditions Precedent to Senior Advances and FleetCo Advances) to the Framework Agreement, in each case, in form and substance satisfactory to the Lender and the FleetCo Security Agent; and

3.3.2	at least one (1) Business Day prior to the Initial Funding Date, Dutch FleetCo has provided to the FleetCo Security Agent the list of assets as further set out in clause 6.1.5 in the German Security Transfer Agreement.

3.4	Further Conditions Precedent

Subject to Clause 3.3 (Initial Conditions Precedent), the Lender shall make a FleetCo Advance to the Borrower at any date after the Initial Funding Date if, on the date of each FleetCo Advance Drawdown Notice and on or before the proposed FleetCo Advance Drawdown Date (unless expressly specified to the contrary herein), the Lender, the FleetCo Security Agent and the Transaction Agent have received from the Borrower (or the Central Servicer on its behalf) all of the documents and other evidence listed in part 2 (Subsequent Conditions Precedent to Senior Advances and FleetCo Advances) of schedule 2 (Conditions Precedent to Senior Advances and FleetCo Advances) to the Framework Agreement.

4	Interest

4.1	Payment of Interest

4.1.1	The Borrower shall pay accrued interest on each FleetCo Advance on each Settlement Date following the end of the relevant FleetCo Advance Interest Period, in accordance with the FleetCo Priority of Payments applicable to the Borrower as set out in Clause 5 (Priority of Payments), notwithstanding that the FleetCo Advance Repayment Date of such FleetCo Advance may not fall on a Settlement Date.

4.1.2	The amount of interest payable in accordance with Clause 4.1.1 on each FleetCo Advance shall be the FleetCo Advance Interest Amount. For the purposes of this Agreement, “FleetCo Advance Interest Amount” means, in respect of a FleetCo Advance, an amount equal to the multiple of (A) the FleetCo Individual Advance Proportion and (B) the sum of:

(i)	the total amount of interest payable on the relevant Settlement Date on all outstanding Senior Advances that have the same drawdown date and the same repayment date as such FleetCo Advance; plus

(ii)	the total amount of interest payable on the relevant Settlement Date on all outstanding Issuer Subordinated Advances that have the same drawdown date and repayment date as such FleetCo Advance; less

(iii)	the total amount received by the Issuer from the Issuer Hedge Counterparties pursuant to the Issuer Hedging Agreements in relation to interest payable on the relevant Settlement Date on Senior Advances that have the same drawdown date and the same repayment date as such FleetCo Advance.

4.2	Interest Periods

The interest period of a FleetCo Advance shall be the FleetCo Advance Interest Period.

4.3	Unpaid Amounts

Any amounts which the Borrower is obliged to pay to the Lender pursuant to this Agreement which remain unpaid on the due date for payment shall remain outstanding. Interest on any unpaid amounts (“Default Interest”) shall be paid on any overdue amounts of the principal, interest or any other amount payable under this Agreement and will accrue daily from the due date up to the date of actual payment (both before and after judgment) at a rate which is equal to the weighted average of:

(i)	the rate of default interest applicable in accordance with the Issuer Note Issuance Facility Agreement (if any) to all outstanding Senior Advances that have the same drawdown date and repayment date as such FleetCo Advance in respect of which such default interest is due; and

(ii)	the rate of default interest applicable in accordance with the Issuer Subordinated Facility Agreement (if any) to all outstanding Issuer Subordinated Advances that have the same drawdown date and repayment date as such FleetCo Advance in respect of which such default interest is due.

Any Default Interest shall be paid at the time specified in the corresponding Senior Advance. Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each FleetCo Advance Interest Period applicable to that overdue amount.

5	Priority of Payments

5.1	Pre-Enforcement Priority of Payments

Subject to Clause 5.2 (Post-Enforcement Priority of Payments), the Borrower shall pay interest and repay all FleetCo Advances subject to and in accordance with the Dutch FleetCo German Pre-Enforcement Priority of Payments.

5.2	Post-Enforcement Priority of Payments

Upon receipt of a FleetCo Enforcement Notice from the FleetCo Security Agent, the Borrower shall pay interest and repay all FleetCo Advances subject to and in accordance with the Dutch FleetCo German Post-Enforcement Priority of Payments.

6	Prepayment and Repayments

6.1	Reborrowing during the Revolving Period

6.1.1	The Borrower shall repay a FleetCo Advance on the FleetCo Advance Repayment Date specified in respect of such FleetCo Advance in the relevant FleetCo Advance Drawdown Notice.

6.1.2	The Borrower shall not make a repayment on any other date unless otherwise agreed between the Transaction Agent and Borrower (or the Central Servicer on its behalf), and as notified to the Issuer Cash Manager and the FleetCo Security Agent.

6.1.3	Without prejudice to the Borrower’s obligation under Clause 6.1.1 above, at any time period during the Revolving Period, if the Lender receives a FleetCo Advance Drawdown Notice from the Central Servicer (on behalf of the Borrower) in accordance with Clause 3.2 (FleetCo Advance Drawdown Notice) and one or more FleetCo Advances are to be made available to the Borrower on the same day that a maturing FleetCo Advance is due to be repaid by the Borrower in whole or in part for the purpose of refinancing the maturing FleetCo Advance, the aggregate amount of the new FleetCo Advances drawn under this Agreement shall be treated as if applied in or towards repayment of the maturing FleetCo Advance so that:

(i)	if the amount of the maturing FleetCo Advance exceeds the aggregate amount of the new FleetCo Advances:

(a)	the Borrower shall only be required to make a payment in respect of principal on the maturing FleetCo Advances to the Lender in an amount in the relevant currency equal to that excess; and

(b)	the new FleetCo Advances shall be treated as having been made available and applied by the Borrower in or towards repayment to the Lender of the maturing FleetCo Advance and the Lender shall not be required to make a payment under this Agreement in respect of the new FleetCo Advances; and

(ii)	if the amount of the maturing FleetCo Advances is equal to or less than the aggregate amount of the new FleetCo Advances:

(a)	the Borrower shall not be required to make a payment in respect of principal on the maturing FleetCo Advances to the Lender; and

(b)	the Lender shall be required to make a payment to the Borrower only to the extent that new FleetCo Advances exceed the maturing FleetCo Advances and the remainder of new FleetCo Advances shall be treated as having been made available and applied by the Borrower in or towards repayment of the Lender of the maturing Senior Advance.

6.1.4	Subject to clauses 5.2(i) and 9.1(i) of the Framework Agreement, the Borrower may not re-borrow any FleetCo Advance at any time following the termination of the Revolving Period.

6.2	Mandatory Repayment – Rapid Amortisation Event

The Borrower shall immediately, upon receipt of notice from the FleetCo Security Agent of the occurrence of a Rapid Amortisation Event, repay the whole of all FleetCo Advances then outstanding, together with accrued interest thereon and any other sums then owed by the Borrower hereunder.

6.3	Mandatory Repayment – Final Maturity Date

The Borrower shall irrevocably and unconditionally repay in full all outstanding FleetCo Advances under this Agreement on the Final Maturity Date by paying to the Lender the Principal Amount Outstanding of the relevant FleetCo Advances on such date.

6.4	No Other Repayments

The Borrower shall not repay all or any part of the FleetCo Advances except at the times and in the manner expressly provided for in this Agreement.

7	Tax Gross-up

All payments made by the Borrower to the Lender under this Agreement shall be made free and clear of and without deduction for or on account of Tax unless the Borrower is required by applicable law to make such a payment subject to the deduction or withholding of Tax, in which case the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

8	Tax

8.1	Notification of Requirement to Deduct Tax

If, at any time, the Borrower is required by applicable law to make any deduction or withholding on account of Tax from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Lender (copying the Transaction Agent, the Issuer Cash Manager, the Central Servicer, the FleetCo Security Agent and the Issuer Security Trustee).

8.2	Evidence of Payment of Tax

If the Borrower makes any payment hereunder in respect of which it is required by applicable law to make any deduction or withholding on account of Tax, it shall pay the full amount required to be deducted or withheld to the relevant Taxation Authority within the time allowed for such payment under applicable law and shall deliver (or procure the Central Servicer to deliver) to the Lender (copying the Transaction Agent, the Issuer Cash Manager, the FleetCo Security Agent and the Issuer Security Trustee), within thirty days after it has made such payment to the applicable authority, an original receipt (if one is issued) (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

8.3	Tax Credit Payment

If an additional payment is made under Clause 7 (Tax Gross-up) by the Borrower for the benefit of the Lender and the Lender, in its sole discretion, determines that it has obtained and utilised a credit against, a relief or remission for, or repayment of, any Tax, then, if and to the extent that the Lender, in its sole opinion, determines that such credit, relief, remission or repayment is in respect of or calculated with reference to the circumstances giving rise to the additional payment made pursuant to Clause 7 (Tax Gross-up) the Lender shall, if such credit is received by the Lender in cash or cash equivalent and to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the Lender shall, in its sole opinion, determine to be the amount which will leave the Lender (after such payment) in no worse after-tax position than it would have been in had the circumstances giving rise to the additional payment in question not arisen. For the avoidance of doubt, such payment shall be made outside the relevant Issuer Priority of Payment.

8.4	Tax Credit Clawback

If the Lender makes any payment to the Borrower pursuant to Clause 8.3 (Tax Credit Payment) and it subsequently transpires that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn, the Borrower shall reimburse the Lender such amount as the Lender determines, in good faith, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used by the Lender.

8.5	Tax and Other Affairs

No provision of this Agreement shall interfere with the right of the Lender to arrange its tax or any other affairs in whatever manner it thinks fit, oblige the Lender to claim any credit, relief, remission or repayment in respect of any payment under Clause 7 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige the Lender to disclose any information relating to its tax or other affairs or any computations in respect thereof.

9	Acceleration

The Parties acknowledge and agree that on and at any time after the delivery of a FleetCo Enforcement Notice, the FleetCo Security Agent shall act in accordance with clause 8.5.2 (FleetCo Event of Default) of the Framework Agreement.

10	Costs and Expenses

10.1	Transaction Expenses

The Borrower shall, from time to time on demand of the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent), reimburse the Lender for all costs and expenses together with any Irrecoverable VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated.

10.2	Preservation and Enforcement of Rights

The Borrower shall, from time to time on demand of the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent), reimburse the Lender for all costs and expenses (including legal fees) on a full indemnity basis together with any Irrecoverable VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent) under this Agreement and any other document referred to in this Agreement (including, without limitation, any reasonable and properly incurred costs and expenses relating to any investigation as to whether or not a FleetCo Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving a FleetCo Event of Default or FleetCo Potential Event of Default).

10.3	Stamp Taxes

The Borrower shall pay all stamp, registration and Taxes of a similar nature to which this Agreement or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent), indemnify the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent) against any liabilities, claims and reasonable and properly incurred costs and expenses resulting from any failure to pay or any delay in paying any such Tax.

10.4	Amendment Costs

If the Borrower requests any amendment, waiver or consent then the Borrower shall, within five Business Days of demand by the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent), reimburse the Lender (or, following the service of a FleetCo Enforcement Notice, the Lender and the FleetCo Security Agent) for all reasonable and properly incurred costs and expenses (including legal fees) together with any Irrecoverable VAT thereon incurred by the Lender in responding to or complying with such request.

10.5	Lender Fees

The Borrower shall pay the FleetCo German Advances Proportion of the Ongoing Issuer Fees of the Lender in accordance with the applicable FleetCo Priority of Payment.

11	Borrower’s Indemnities

11.1	Borrower’s Indemnity

The Borrower undertakes to indemnify the Lender (and, following the delivery of an Issuer Enforcement Notice, the Issuer Security Trustee) and the FleetCo Security Agent and the Transaction Agent against:

11.1.1	any claim, loss, cost or expense (including legal fees) or liability together with any Irrecoverable VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any FleetCo Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement;

11.1.2	any loss (other than by reason of the gross negligence or willful default by the Lender (or, in the case of Clause 14 (Assignments and Miscellaneous), the Lender and the FleetCo Security Agent, as applicable)) or costs, together with any Irrecoverable VAT thereon, it may suffer or incur as a result of its funding or making arrangements to fund a FleetCo Advance requested by the Borrower but not made by reason of the operation of any one or more of the provisions hereof;

11.1.3	any loss, costs or expenses, together with any Irrecoverable VAT thereon, the Lender may suffer or incur as a result of drawing on the Issuer Reserve Account as a result of any shortfall in payments by the Borrower under this Agreement;

11.1.4	any costs and expenses, together with any Irrecoverable VAT thereon, of any receiver appointed to the Lender as a result of a default by the Lender caused by a breach by the Borrower of its obligations under the Transaction Documents; and

11.1.5	any termination payment, together with any Irrecoverable VAT thereon, required to be made by the Lender under any Issuer Hedging Agreement arising as a result of any failure by the Lender to comply with its obligations thereunder in circumstances where such failure is caused by any breach by the Borrower of its obligations under the Transaction Documents.

11.2	Currency Indemnity

11.2.1	If any sum (a “Sum”) due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order or judgment in any court,

the Borrower shall indemnify the Lender (or, in the case of Clause 14 (Assignments and Miscellaneous), the Lender and the FleetCo Security Agent) from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Lender at the time of receipt of such Sum.

11.2.2	The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency or a currency unit other than that in which it is expressed to be payable.

11.2.3	If the Borrower makes a payment in any currency other than Euro (regardless of whether such currency is a lawful currency in Germany), the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the Lender receiving that payment in a currency other than Euro (including, without limitation, any amount due from the Lender to the Senior Noteholders pursuant to clause 12.2 (Currency Indemnity) of the Issuer Note Issuance Facility Agreement).

11.3	Tax Indemnity

The Borrower shall indemnify the Lender against any loss or costs incurred by the Lender as a consequence of the Borrower having to make a FATCA Deduction on any payment made to the Lender under this Agreement.

12	Currency of Account and Payment

Euro is the currency of account and payment for each and every sum at any time due from the Borrower hereunder (including, without limitation, each payment in respect of costs and expenses and each payment pursuant to Clause 11.1 (Borrower’s Indemnity).

13	Payments

13.1	Payments to the Lender

On each date on which this Agreement requires an amount to be paid by the Borrower, the Borrower shall make the same available to the Lender for value on the due date at such time and in such funds to the Issuer Transaction Account in accordance with the applicable FleetCo Priorities of Payments, or such other account as the Lender or the FleetCo Security Agent shall specify from time to time.

13.2	Payments to the Borrower

On each date on which this Agreement requires an amount to be paid by the Lender to the Borrower, the Lender shall (or shall procure that the Issuer Cash Manager shall on its behalf) make the same available to the Borrower by payment in the relevant currency and in same day funds (or in such other funds as may for the time being be customary for the settlement of international banking transactions in that currency) to the Dutch FleetCo German Transaction Account.

13.3	Alternative Payment Arrangements

If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law or any similar event) for the Borrower to make any payments in the manner specified in Clause 13.1 (Payments to the Lender), then the Borrower may agree with the Lender alternative arrangements for such payments to be made, provided that, in the absence of any such agreement, the Borrower shall be obliged to make all payments due to the Lender in the manner specified herein.

13.4	No Set-off

Except as otherwise provided in this Agreement and subject to the provisions of the Framework Agreement, all payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

14	Assignments and Miscellaneous

14.1	Binding Agreement

This Agreement shall be binding upon and is for the benefit of each Party hereto and its successors.

14.2	Assignments and Transfers by the Borrower

The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the FleetCo Security Agent and the Transaction Agent other than pursuant to the FleetCo Security Documents.

14.3	Assignments and Transfers by the Lender

Save as provided under the Issuer Security Documents, the Lender shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder unless with the prior written consent of the Issuer Security Trustee acting in accordance with Clause 24.3 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) of the Framework Agreement and the Transaction Agent and provided that in each case of an assignment or transfer in an amount of less than EUR100,000, any such assignee or transferee qualifies as a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

15	Calculations and Evidence of Debt

15.1	Evidence of Debt

The Lender (or the Issuer Cash Manager on its behalf) and the Transaction Agent shall maintain accounting records evidencing the amounts from time to time lent by and owing to it hereunder.

15.2	Prima Facie Evidence

In any legal action or proceeding arising out of or in connection with this Agreement, the records maintained pursuant to Clause 15.1 (Evidence of Debt) shall be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

15.3	Certificates of the Lender

A certificate of the Lender (or, following the delivery of an Issuer Enforcement Notice, the Issuer Security Trustee) as to:

15.3.1	the amount by which a sum payable to it hereunder is to be increased under Clause 7 (Tax Gross-up);

15.3.2	the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 11.1 (Borrower’s Indemnity); or

15.3.3	the amount of any credit, relief, remission or repayment as is mentioned in Clause 8.3 (Tax Credit Payment) or Clause 8.4 (Tax Credit Clawback),

shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

16	Role of Issuer Security Trustee and FleetCo Security Agent

16.1	The Issuer Security Trustee is party to this Agreement for the better enforcement of its rights under the Issuer Deed of Charge but shall not have any responsibility or liability for any of the obligations of any other parties hereunder and the other parties hereto acknowledge that the Issuer Security Trustee has no such responsibilities or liability.

16.2	In exercising its rights, powers and discretions under this Agreement, the Issuer Security Trustee shall act only in accordance with the provisions of the Framework Agreement and Issuer Deed of Charge.

16.3	The FleetCo Security Agent is party to this Agreement for the better enforcement of its rights under the German FleetCo Deed of Charge but shall not have any responsibility for any of the obligations of any other parties hereunder and the other parties hereto acknowledge that the FleetCo Security Agent has no such responsibilities.

16.4	In exercising its rights, powers and discretions under this Agreement, the FleetCo Security Agent shall act only in accordance with the provisions of the Framework Agreement and the German FleetCo Deed of Charge.

17	FleetCo Security Agent

17.1	Acknowledgement

The Lender acknowledges and agrees that:

(i)	its rights under this Agreement, including any right of payment or repayment (including any prepayment) of any sums due by the Borrower, are subject in all respects to the German FleetCo Deed of Charge; and

(ii)	the FleetCo Security Agent holds the benefit of the FleetCo Security on trust for the FleetCo Secured Creditors in accordance with the German FleetCo Deed of Charge and the FleetCo German Security Documents.

17.2	Exercise of Powers

Where, under this Agreement, the Lender is entitled or required to exercise any of its powers, trusts, authorities, duties and discretions, such exercise will be subject to the provisions of the German FleetCo Deed of Charge.

18	Incorporation of Common Terms

The Common Terms shall be incorporated by reference into this Agreement. If there is any conflict between the Common Terms as incorporated by reference into this Agreement and the other provisions of this Agreement, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

19	Governing Law and Jurisdiction

19.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

19.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The parties irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent and shall not limit the right of the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3	Process Agent

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

19.3.1	irrevocably appoints Avis Finance Company Limited of Avis Budget House, Park Road, Bracknell, Berkshire RG12 2EW, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

19.3.2	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Execution Page

SIGNED by a duly authorised attorney of

CARFIN FINANCE INTERNATIONAL LIMITED (as Lender)

By:	/s/ Karen Mc Crave
Name:	Karen Mc Crave
Title:	Authorised Signatory

FINCAR FLEET B.V. (as Borrower)

By:	/s/ P.D. Haverkamp Idema
Name:	P.D. Haverkamp Idema
Title:	Managing Director / Proxyholder A

By:	/s/ J.J. van Ginkel
Name:	J.J. van Ginkel
Title:	Managing Director / Proxyholder B

DEUTSCHE TRUSTEE COMPANY LIMITED (as Issuer Security Trustee)

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (as FleetCo Security Agent)

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

DEUTSCHE BANK AG, LONDON BRANCH (as Issuer Cash Manager)

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (as Transaction Agent)

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director